EXHIBIT 10.30.1

CONSENT TO ASSIGNMENT

This Consent to Assignment (this “Agreement”) is dated as of March 31, 2006, among W2005 BWH III Realty, L.L.C., a Delaware limited liability company (“Landlord”), The MacGregor Group, Inc., a Delaware corporation (“Assignor”), and Investment Technology Group, Inc., a Delaware corporation (“Assignee”).

RECITALS:

A.            Assignor and Boston Wharf Co., a Massachusetts general partnership (the “Original Landlord”), entered into that certain Lease dated as of August 15, 2000 (the “Lease”), under which Landlord is leasing to Assignor approximately 37,551 rentable square feet of floor area in the building located at 321 Summer Street, Boston, Massachusetts.  (the “Building”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

B.            Assignor desires to assign the Lease to Assignee, and Assignee desires to assume all of Assignor’s obligations under the Lease, subject to the terms and conditions contained herein.

C.            Landlord has succeeded to the interest of Original Landlord as owner of the Building and as landlord under the Lease.

AGREEMENTS:

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Consent. Subject to the terms and conditions contained in this Agreement, Landlord hereby consents to the assignment of the Lease by Assignor to Assignee pursuant to the Lease Assignment and Assumption Agreement between Assignor and Assignee, a true copy of which is attached hereto as Exhibit A (the “Assignment”). Landlord’s consent contained herein shall not waive its rights as to any subsequent assignment, sublease or other transfer and shall not be construed as a consent to any modifications of the terms of the Lease contained in the Assignment (if any) unless such modifications are expressly set forth in this Agreement.

2.             Assumption of Liabilities. Assignor and Assignee shall be jointly and severally liable to Landlord for all of the obligations of the “Tenant” under the Lease (whether arising or accruing before or after the effective date of the Assignment), including, without limitation, the indemnification obligations, and Landlord may enforce the same directly against Assignee or Assignor or both.

3.             No Obligations Created. Each of the parties to this Agreement agree and acknowledge that Landlord shall have no obligation or liability under the terms of the Assignment. Without limiting the generality of the foregoing, Landlord shall have no liability for (and shall not be bound by) any modifications, deletions or waivers of any provision of the Lease which Landlord has not agreed to specifically in writing. Additionally, Landlord shall have no obligation to give notice of any default under the Lease except to Assignee (and only to the extent required under the Lease) and shall have no obligation to deal with any party other than Assignee with respect to the Lease or the Premises. Assignee hereby releases, acquits and forever discharges Landlord and its agents, employees, officers, directors, partners and affiliates from any and all claims, liabilities and obligations arising out of or in any way related to the Assignment which Assignee or any party claiming by, through or under Assignee now has or may ever have in the future against Landlord or any of such other parties. Assignee acknowledges that Landlord would not have entered this Agreement without such release.

4.             [Intentionally Omitted.]

5.             Condition of Premises. Landlord makes no representations or warranties, express or implied, concerning the condition of the Premises, and Assignee accepts the Premises in their “as-is” condition as of the date hereof, subject to Landlord’s ongoing obligations under the Lease.

6.             Subordination. Assignor hereby subordinates to the interest of Landlord any statutory lien, contractual lien, security interest or other rights which Assignor may claim with respect to any property of Assignee.

7.             Security Deposit. Pursuant to Section 27.7 of the Lease, Assignor has delivered to Landlord a letter of credit in the amount of $596,122 (the “Letter of Credit”). Within thirty (30) days of the date of this Agreement, Landlord shall return to Assignor the Letter of Credit. From and after the date of this Agreement, Section 27.7 shall be deleted from the Lease and Assignee shall have no obligation to provide a security deposit under the Lease.

8.             Conditions Precedent. The delivery to Landlord of the following items no later than 3:00 p.m. Boston, Massachusetts, time on April 28, 2006, shall be conditions precedent to Landlord’s consent as provided in Section 1 above:

(a)          $1,000.00 from Assignor, representing Landlord’s attorneys’ fees incurred in connection with this Agreement;

(b)         $750 from Assignor, representing Landlord’s administrative fee payable in connection with this Agreement;

(c)          certificate(s) of insurance from Assignee satisfying all the requirements of the Lease; and

(d)         a photocopy of the original executed Assignment.

9.             Limitation of Liability. In addition to any other limitations of Landlord’s liability as contained in the Lease, as amended to date, the liability of Landlord (and its partners, shareholders or members) to either Assignor or Assignee (or any person or entity claiming by, through or under Assignor or Assignee) for any default by Landlord under the terms of the Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to such party’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of

Landlord in the Property and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

10.           Brokerage. Neither Assignor nor Assignee has dealt with any broker or agent in connection with the negotiation or execution of the Assignment or this Agreement. In no event shall Landlord be liable for any leasing or brokerage commission with respect to the negotiation and execution of the Assignment or this Agreement. Assignor and Assignee shall each jointly and severally indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party with respect to the Assignment or this Agreement.

11.           Notices; No Electronic Records. All notices and other communications given pursuant to the Lease and this Agreement shall be in writing and shall be (a) mailed by first class, United States mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address(es) listed below, (b) hand delivered to the intended addressee, (c) sent by a nationally-recognized overnight courier (e.g., Federal Express), or (d) sent by facsimile transmission followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States mail; all other notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). Landlord, Assignor and Assignee hereby agree not to conduct the transactions or communications contemplated by this Agreement, by electronic means, except by facsimile transmission as specifically set forth in this Section 11; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in this Section 11. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision. Without limiting the provisions of Section 3 hereof, the addresses for notice set forth below shall supersede and replace any addresses for notice set forth in the Lease.

Landlord:	W2005 BWH III Realty, L.L.C.
c/o Spaulding and Slye
263 Summer Street
Boston, Massachusetts 02210
Attention: Property Manager
Telecopy No.: 617-439-0557

with a copy to:	W2005 BWH III Realty, L.L.C.
c/o Archon Group, L.P.
99 High Street
Boston, Massachusetts 02110
Attention: Regional Marketing Officer
Telecopy No.: 617-854-5540

with a copy to:	W2005 BWH III Realty, L.L.C.
c/o Archon Group, L.P.
600 East Las Colinas Boulevard, Suite 400
Irving, Texas 75039
Attention: General Counsel — 321 Summer Street, Boston,
Massachusetts
Telecopy No.: 972-368-3199

Assignor:	The MacGregor Group, Inc.
c/o Investment Technology Group, Inc.
380 Madison Avenue
New York, New York 10017
Attention: General Counsel
Telecopy No.: 212-444-6494

Assignee:	Investment Technology Group, Inc.
380 Madison Avenue
New York, New York 10017
Attention: General Counsel
Telecopy No.: 212-444-6494

12.           Ratification. Assignor and Assignee hereby ratify and confirm their respective obligations under the Lease, and represent and warrant to Landlord that, as of the date hereof, they have no defenses thereto. Additionally, Assignor, and Assignee further confirm and ratify that, as of the date hereof, (a) the Lease is and remains in full force and effect, (b) to each party’s knowledge, neither of such parties has any claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord, Assignor or Assignee, and (c) except as expressly provided for in this Agreement, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

Landlord confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in full force and effect, and (b) to Landlord’s knowledge, Landlord has no claims, counterclaims, set-offs or defenses against Assignee or Assignor arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord, Assignor or Assignee.

13.           Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Agreement shall be binding upon Landlord, Assignor, and Assignee and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall be governed by the laws of the state in which the Premises are located.

14.           Amendment; Entire Agreement. This Agreement shall not be amended or modified except by an instrument in writing signed by all the parties hereto and this

Agreement contains all of the agreements, understandings, representations and warranties of the parties with respect to the subject matter hereof.

15.           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as a sealed instrument as of the date first written above.

LANDLORD:	W2005 BWH III REALTY, L.L.C., a Delaware
limited liability company

	By:	/s/ John M. Matteson
	Name:	John M. Matteson
	Title:	AVP

ASSIGNOR:	THE MACGREGOR GROUP, INC., a
Delaware corporation

	By:	/s/ P. Mats Goebels
	Name:	P. Mats Goebels
	Title:	Director & Secretary

ASSIGNEE:	INVESTMENT TECHNOLOGY GROUP,
INC., a Delaware corporation

	By:	/s/ P. Mats Goebels
	Name:	P. Mats Goebels
	Title:	Managing Director, General Counsel & Secretary

EXHIBIT A

Copy of the Assignment

A-1

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

This Lease Assignment and Assumption Agreement (this “Agreement”) is hereby entered into as of the 2nd day of January, 2006 by and between The MacGregor Group, Inc., a Delaware corporation (“Assignor”), and Investment Technology Group, Inc., a Delaware corporation (“Assignee”).

WHEREAS, Boston Wharf Co., a Massachusetts general partnership, and Assignor entered into that certain Lease (the “Lease”) dated as of August 15, 2000 with respect to a portion of the building located at and known as 321 Summer Street, Boston, Massachusetts.

WHEREAS, Assignor has agreed to assign to Assignee all of its right, title and interest in and to the Lease and the leasehold estate created thereby for the remaining term thereof and Assignee has agreed to accept such assignment and assume all of the obligations of the tenant under the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby agree as follows:

1.  As of January 3, 2006 (the “Effective Date”), Assignor hereby assigns to Assignee all of Assignor’s right, title and interest as tenant in and to the Lease and the leasehold estate created thereby for the remaining term thereof on and after the Effective Date.

2.  Assignee hereby accepts the within assignment effective as of the Effective Date and agrees to assume, be bound by and perform all of the obligations of the tenant under and pursuant to the terms and provisions of the Lease arising prior to, on or after the Effective Date.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Lease Assignment and Assumption Agreement as a sealed instrument as of the date first above written.

ASSIGNOR:	THE MACGREGOR GROUP, INC., a Delaware corporation

By:	/s/ P. Mats Goebels
Name: P. Mats Goebels
Title: Director and Secretary

ASSIGNEE:	INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation

By:	/s/ P. Mats Goebels
Name: P. Mats Goebels
Title: Managing Director and Secretary

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